                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 24, 1998


                      COMPLETE BUSINESS SOLUTIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   MICHIGAN
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

       0-22141                                          38-2606945
(COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI  48334
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                    (ZIP CODE)


                                (248) 488-2088
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                     NONE


        (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 9, 1998 CBSI announced that it had signed a definitive Merger Agreement with Claremont Technology Group, Inc. ("Claremont"), a publicly traded Oregon corporation.

     On July 16, 1998 and July 22, 1998, respectively, the shareholders of Claremont and CBSI approved all the transactions contemplated by the Merger
Agreement.

     On July 24, 1998 the Merger was completed. Claremont shareholders will receive .775505 shares of CBSI Common Stock for each Claremont share exchanged.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     1. The audited financial statements of Claremont Technology Group, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 have been previously filed with the Securities and Exchange Commission as part of CBSI's Registration Statement on Form S-4 dated June 9, 1998.

(b)  Pro Forma Financial Information

     The Merger Agreement provided that all of the outstanding Claremont common stock be exchanged for approximately 7,150,000 shares of CBSI's common stock, and that outstanding Claremont stock options be converted into approximately 1,225,000 options to acquire CBSI Common Stock. In negotiating the purchase price, CBSI considered the current market value of its Common Stock, Claremont's reputation as a leading IT Systems Integrator, Claremont expertise in ERP (enterprise resource planning) software implementation and client/server technology, the minimal overlap of Claremont's and CBSI's clients, and the opportunity to improve Claremont's margins.

      The merger with Claremont will be accounted for by the pooling of interests method of accounting. The Unaudited Combined Condensed pro forma financial information as of March 31, 1998, for the years ended December 31, 1997, 1996 and 1995, and for the three month periods ended March 31, 1998 and 1997 have been previously filed with the Securities and Exchange Commission as part of CBSI's Registration Statement on Form S-4 dated June 9, 1998. Financial information for CBSI and Claremont as of June 30, 1998 and for the three month period ended June 30, 1998 is not currently available.





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(c) Exhibits




                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      Complete Business Solutions, Inc.

                      By: /s/ Timothy S. Manney
                          -------------------------
                              Timothy S. Manney
            Executive Vice President for Finance and Administration



Date: July 27, 1998